Exhibit 99.1

Daseke, Inc. Announces Second Quarter 2017 Earnings

ADDISON, TEXAS — August 9, 2017 — Daseke, Inc. (NASDAQ: DSKE, DSKEW), the largest owner and a leading consolidator of flatbed and specialized transportation solutions in North America, today announced earnings results for the 2017 second quarter.

Highlights

•	Sequentially, second quarter 2017 revenue improved 23 percent over first quarter 2017, a

$37 million increase.

•	Continued execution on consolidation strategy with the addition of two operating companies during the second quarter and one on July 1, 2017.
•	Improving 2017 industry environment with favorable rate trends.
•	Strong segment performance, with Flatbed Solutions segment leading the way.
•	Acquisition pipeline remains robust for continued execution of growth strategy.
•	Daseke remains on track to achieve its 2017 pro forma Adjusted EBITDA target of $140 million.

Revenue for the quarter was $197.3 million compared with $170.4 million for the same period in 2016. Revenue for the second quarter of 2017 increased 15.8 percent year over year and improved 23 percent sequentially over 2017 first quarter revenue of $160.4 million.

Net loss was $4.1 million for the second quarter of 2017, compared with net income of $1.0 million for the prior year and a net loss of $7.7 million for the first quarter of 2017. Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), a non-GAAP financial measure, was $24.3 million for the second quarter of 2017, compared with $25.2 million for the year-ago period.  Adjusted EBITDA declined 3.7 percent year over year, and improved 38.1 percent sequentially over the Adjusted EBITDA totals from the 2017 first quarter of $17.6 million.

Acquisitions

During the quarter, Daseke completed the acquisition of two companies effective May 1, 2017, as discussed in the first quarter 2017 earnings release.  On July 5, 2017 Daseke announced the acquisition of The Steelman Companies, bringing the number of consolidated companies to 12.

Based on the 2016 financial results, the combined 2016 estimated revenue, net income, and Adjusted EBITDA of the three acquired companies totals $165 million, $3.1 million and $20 million, respectively.  Approximately 52 percent of the combined revenue of the three acquired companies is estimated to be asset-light or logistics related.

Including the estimated 2016 financial results of all Daseke operating companies, Daseke’s 2016 revenue and net loss would have been $818 million and $9.2 million, respectively.  This represents a 25 percent increase and a 25 percent decrease, respectively, as compared to actual 2016 results. In addition, Adjusted EBITDA would have been $108 million, a 22 percent increase as compared to actual 2016 results.

Management Comments

“As expected, we saw sequential improvement in our second quarter 2017 results versus the first quarter of 2017, with improvements in revenue, net loss and Adjusted EBITDA, which we believe presents an accurate snapshot of our performance trend and growth,” said Don Daseke, chairman, president and CEO.

“We anticipate that rates will continue to improve throughout 2017, with much of the recovery expected to occur in the third and fourth quarters,” Daseke said.  “Based on the macro trends we are seeing, and the improvement in the overall flatbed and specialized transportation market, we are reiterating our 2017 pro forma Adjusted EBITDA target of $140 million, after giving effect to acquisitions made during 2017.

“As previously announced, during the second quarter we continued our industry consolidation with the addition of two outstanding companies to the Daseke family of flatbed and specialized transportation companies: The Schilli Companies, headquartered in Indiana, and Canada-based Big Freight Systems Inc., headquartered in Manitoba,” Daseke said.  “We followed with a third addition on July 1, 2017 of The Steelman Companies, headquartered in Missouri.  The Steelman Companies boast 26 years of operating history in flatbed and heavy haul freight, and its Group One segment specializes in transporting roll-on powersports, industrial warehousing and 10-wheel drive-away services.

“These exceptional companies reflect Daseke’s continued strategic growth through the addition of best-in-class operators that enhance both our geographic footprint and our service capabilities in the flatbed and specialized transportation industry.  We look forward to continuing our consolidation strategy and growing our market share within this highly fragmented $133 billion industry,” Daseke said.

Segment Results

Second quarter 2017 revenue for the Flatbed Solutions segment improved 5.8 percent to $86.9 million compared with $82.1 million for the 2016 period.  Operating income for the second quarter of 2017 was $6.3 million, an 18 percent increase from operating income of $5.4 million for the same period last year. Total miles for Flatbed Solutions during the 2017 second quarter were 38.2 million, compared with 39.1 million miles reported for the same period last year.

The Company’s Specialized Solutions segment posted revenue of $112 million for the 2017 second quarter, and $89.5 million for the year-ago period, an increase of 25 percent.  Second quarter operating income for the segment was $4.6 million compared with $5.1 million for the 2016 second quarter.  Total miles for the Specialized Solutions segment were 31.4 million for the second quarter of 2017, an increase of 23.5 percent over the second quarter total of 25.4 million miles.

Conference Call

Daseke will host a conference call and webcast today at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to review second quarter fiscal 2017 earnings results. The call will be hosted by Don Daseke, chairman, president and CEO, and Scott Wheeler, director, executive vice president and CFO.

Interested individuals may join the teleconference by dialing (855) 242-9918 and providing the conference ID 54985075. International callers may join the call by dialing (414) 238-9803. The live audio webcast can be accessed through the Investors section of Daseke's website: investor.daseke.com. The information to be discussed during the teleconference (including the investor presentation) may be found on the Investors section of the company’s website before market open on August 9.

A telephonic replay of the conference call will be available through 1:00 p.m. Central time (2:00 p.m. Eastern) on August 23, 2017. To access the replay, please dial (855) 859-2056 or (404) 537-3406 and reference the conference ID 54985075. An archived webcast of the conference call can be accessed through the company's website approximately two hours after the end of the call and will be available through August 9, 2018.

About Daseke, Inc.

Daseke, Inc. is the largest owner and a leading consolidator of flatbed and specialized transportation and logistics solutions in North America, comprised of 12 operating companies with over 3,600 trucks and over 7,500 flatbed and specialized trailers. Daseke offers comprehensive, best-in-class services to some of the world’s most respected industrial shippers.

Use of Non-GAAP Financial Measures

This news release includes non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDAR, free cash flow and adjusted operating ratio. Other companies in Daseke’s industry may define these non-GAAP measures differently than Daseke does, and as a result, it may be difficult to use these non-GAAP measures to compare the performance of those companies to Daseke’s performance. Daseke’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP and instead relies primarily on Daseke’s GAAP results and uses non-GAAP measures supplementally.

Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, including other fees and charges associated with indebtedness, net of interest income, (iii) income taxes, (iv) acquisition-related transaction expenses (including due diligence costs, legal, accounting and other advisory fees and costs, retention and severance payments and financing fees and expenses), (v) stock-based compensation, (vi) non-cash impairments, (vii) losses (gains) on sales of defective revenue equipment out of the normal replacement cycle, (viii) impairments related to defective revenue equipment sold out of the normal replacement cycle, (ix) withdrawn initial public offering-related expenses, and (x) expenses related to the business combination that was consummated in February 2017 and related transactions. Daseke defines Adjusted EBITDAR as Adjusted EBITDA plus tractor operating lease charges and free cash flow as Adjusted EBITDA less net capital expenditures (capital expenditures less proceeds from equipment sales).

Daseke’s board of directors and executive management team use Adjusted EBITDA and Adjusted EBITDAR as key measures of its performance and for business planning. Adjusted EBITDA and Adjusted EBITDAR assist them in comparing Daseke’s operating performance over various reporting periods on a consistent basis because they remove from Daseke’s operating results the impact of items that, in their opinion, do not reflect Daseke’s core operating performance. Adjusted EBITDA and Adjusted EBITDAR also allows

Daseke to more effectively evaluate its operating performance by allowing it to compare the results of operations against its peers without regard to its or its peers’ financing method or capital structure. Adjusted EBITDAR is used to view operating results before lease charges as these charges can vary widely among trucking companies due to differences in the way that trucking companies finance their fleet acquisitions. Daseke’s method of computing Adjusted EBITDA is substantially consistent with that used in its debt covenants and also is routinely reviewed by its management for that purpose.

Daseke believes its presentation of Adjusted EBITDA and Adjusted EBITDAR is useful because they provide investors and industry analysts the same information that Daseke uses internally for purposes of assessing its core operating performance. However, Adjusted EBITDA and Adjusted EBITDAR are not substitutes for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures such as Adjusted EBITDA and Adjusted EBITDAR. Certain items excluded from Adjusted EBITDA and Adjusted EBITDAR are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Adjusted EBITDA, Adjusted EBITDAR should not be considered measures of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business.

Daseke’s board of directors and executive management team use free cash flow to assess the Company’s performance and ability to fund operations and make additional investments. Free cash flow represents the cash that its business generates from operations, before taking into account cash movements that are non-operational. Daseke believes its presentation of free cash flow is useful because it is one of several indicators of Daseke’s ability to service debt, make investments and/or return capital to its stockholders. Daseke also believes that free cash flow is one of several benchmarks used by investors and industry analysts for comparison of performance in its industry, although Daseke’s measure of free cash flow may not be directly comparable to similar measures reported by other companies. Furthermore, free cash flow is not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures such as free cash flow. Accordingly, free cash flow should not be considered a measure of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business.

Daseke defines adjusted operating ratio as (a) total operating expenses (i) less fuel surcharges, acquisition-related transaction expenses, non-cash impairment charges and withdrawn initial public offering-related expenses and (ii) further adjusted for the net impact of the step-up in basis resulting from acquisitions (such as increased depreciation and amortization expense), as a percentage of (b) total revenue excluding fuel surcharge revenue.

Daseke’s board of directors and executive management team view adjusted operating ratio, and its key drivers of revenue quality, growth, expense control and operating efficiency, as a very important measure of Daseke’s performance. Daseke believes fuel surcharge is often volatile and eliminating the impact of this source of revenue (by eliminating fuel surcharge from revenue and by netting fuel surcharge against fuel expense) affords a more consistent basis for comparing its results of operations between periods. Daseke also believes excluding acquisition-related transaction expenses, additional depreciation and amortization expenses as a result of acquisitions, non-cash impairments and withdrawn initial public offering-related expenses enhances the comparability of its performance between periods.

Daseke believes its presentation of adjusted operating ratio is useful because it provides investors and industry analysts the same information that Daseke uses internally for purposes of assessing its core operating profitability. However, adjusted operating ratio is not a substitute for, or more meaningful than, operating ratio, operating margin or any other measure derived solely from GAAP measures, and there are limitations to using non-GAAP measures such as adjusted operating ratio.

You can find the reconciliation of these non-GAAP measures to the nearest comparable GAAP measures in the Reconciliation of Non-GAAP Measures tables below. We have not reconciled non-GAAP forward looking measures to their corresponding GAAP measures because certain items that impact these measures are unavailable or cannot be reasonably predicted without unreasonable efforts.

Forward‐Looking Statements

This news release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” “will” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, general economic risks (such as downturns in customers’ business cycles and disruptions in capital and credit markets), driver shortages and increases in driver compensation or owner-operator contracted rates, loss of senior management or key operating personnel, our ability to recognize the anticipated benefits of recent acquisitions, our ability to identify and execute future acquisitions successfully, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, our ability to generate sufficient cash to service all of our indebtedness, restrictions in our existing and future debt agreements, increases in interest rates, the impact of governmental regulations and other governmental actions related to the Company and its operations, litigation and governmental proceedings, and insurance and claims expenses. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see our filings with the Securities and Exchange Commission (the “SEC”), available at www.sec.gov, including Hennessy Capital Acquisition Corp. II’s definitive proxy statement dated February 6, 2017, particularly the section “Risk Factors—Risk Factors Relating to Daseke’s Business and Industry,” and Daseke’s Current Report on Form 8-K/A, filed with the SEC on March 16, 2017, and amended on May 4, 2017.

-tables follow-

Daseke, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	June 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash	$ 41,584	$ 3,695
Accounts receivable, net of allowance of $346 and $321 at June 30, 2017 and December 31, 2016, respectively	88,224	54,177
Drivers' advances and other receivables	2,707	2,632
Current portion of net investment in sales-type leases	4,790	3,516
Parts supplies	3,947	1,467
Income tax receivable	158	719
Prepaid and other current assets	16,192	13,504
Total current assets	157,602	79,710

Property and equipment, net	345,989	318,747
Intangible assets, net	68,768	71,653
Goodwill	108,413	89,035
Other long-term assets	14,223	11,090
Total assets	694,995	570,235

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks outstanding in excess of bank balances	925	1,166
Accounts payable	9,898	4,788
Accrued expenses and other liabilities	22,137	16,104
Accrued payroll, benefits and related taxes	12,191	7,835
Accrued insurance and claims	9,803	9,840
Current portion of long-term debt	21,520	52,665
Total current liabilities	76,474	92,398

Line of credit	-	6,858
Long-term debt, net of current portion	325,124	208,372
Deferred tax liabilities	106,515	92,815
Other long-term liabilities	227	286
Subordinated debt	-	66,443
Total liabilities	508,340	467,172

Commitments and contingencies (Note 15)

Stockholders’ equity:
Series A convertible preferred stock, $0.0001 par value; 10,000,000 shares authorized; 650,000 shares issued and liquidation preference $65,000	65,000	-
Series B convertible preferred stock, $0.01 par value; 75,000 shares authorized; 0 and 64,500 shares issued and outstanding at June 30, 2017 and December 31, 2016	-	1
Common stock (par value $0.0001 per share); 250,000,000 shares authorized, 38,058,101 and 20,980,961 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	4	1
Additional paid-in-capital	150,190	117,807
Accumulated deficit	(29,046)	(14,694)
Accumulated other comprehensive income (loss)	507	(52)
Total stockholders’ equity	187,655	103,063
Total liabilities and stockholders’ equity	694,995	570,235

Daseke, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited, In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Freight	$ 149,654	$ 136,792	$ 275,209	$ 263,051
Brokerage	28,656	21,778	49,525	42,382
Logistics	2,700	-	2,700	-
Fuel surcharge	16,313	11,787	30,323	21,805
Total revenue	197,323	170,357	357,757	327,238

Operating expenses:
Salaries, wages and employee benefits	58,186	50,207	108,307	100,562
Fuel	20,466	17,283	39,689	31,780
Operations and maintenance	28,967	24,358	52,191	45,059
Communications	549	354	952	838
Purchased freight	49,760	41,185	87,346	77,960
Administrative expenses	8,022	5,096	15,400	12,490
Sales and marketing	555	483	937	846
Taxes and licenses	2,611	2,345	4,892	4,678
Insurance and claims	5,042	4,542	9,165	8,583
Acquisition-related transaction expenses	1,037	3	1,483	18
Depreciation and amortization	17,638	16,644	33,953	33,517
(Gain) loss on disposition of revenue property and equipment	26	571	(174)	652
Total operating expenses	192,859	163,071	354,141	316,983
Income from operations	4,464	7,286	3,616	10,255

Other (income) expense:
Interest income	(50)	(16)	(54)	(36)
Interest expense	6,544	5,446	12,440	10,797
Write-off of unamortized deferred financing fees	-	-	3,883	-
Other	(107)	(129)	(215)	(202)
Total other expense	6,387	5,301	16,054	10,559

Income (loss) before provision (benefit) for income taxes	(1,923)	1,985	(12,438)	(304)
Provision (benefit) for income taxes	2,184	974	(586)	(75)
Net income (loss)	(4,107)	1,011	(11,852)	(229)

Other comprehensive income:
Unrealized income (loss) on interest rate swaps	-	(1)	52	(61)
Foreign currency translation adjustments	507	-	507	-
Comprehensive income (loss)	(3,600)	1,010	(11,293)	(290)

Net income (loss)	(4,107)	1,011	(11,852)	(229)
Less dividends to Series A convertible preferred	(1,693)	-	(1,694)	-
Less dividends to Series B convertible preferred stockholders	-	(1,243)	(806)	(2,486)
Net loss attributable to common stockholders	$ (5,800)	$ (232)	$ (14,352)	$ (2,715)

Net loss per common share:
Basic and Diluted	$ (0.15)	$ (0.01)	$ (0.44)	$ (0.13)
Weighted-average common shares outstanding:
Basic and Diluted	37,945,310	20,980,961	32,468,674	20,980,961

Dividends declared per Series A convertible preferred share	$ 0.68	$ -	$ 0.68	$ -
Dividends declared per Series B convertible preferred share	$ -	$ 18.75	$ 12.50	$ 37.50

Daseke, Inc. and Subsidiaries
Supplemental Information: Flatbed Solutions
(Unaudited)

	Three Months Ended June 30,
	2017		2016		Increase (Decrease)
(Dollars in thousands)	$	%	$	%	$	%
REVENUE (1) :
Freight	$ 68,889	79.3	$ 67,927	82.7	$ 962	1.4
Brokerage	9,495	10.9	7,276	8.9	2,219	30.5
Logistics	-	*	-	*	-	*
Fuel surcharge	8,514	9.8	6,902	8.4	1,612	23.4
Total revenue	86,898	100.0	82,105	100.0	4,793	5.8

OPERATING EXPENSES (1) :
Total operating expenses	80,576	92.7	76,748	93.5	3,828	5.0
Operating ratio	92.7%		93.5%
Adjusted operating ratio (2):	91.6%		91.0%
INCOME FROM OPERATIONS	$ 6,322	7.3	$ 5,357	6.5	$ 965	18.0

OPERATING STATISTICS:
Total miles	38,231,186		39,070,262		(839,076)	(2.1)
Company-operated tractors	1,144		1,151		(7)	(0.6)
Owner-operated tractors	463		467		(4)	(0.9)
Number of trailers	2,931		2,823		108	3.8

* Indicates not meaningful
(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company's consolidated results.
(2) Adjusted operating ratio is not a recognized measure under GAAP. For a definition of adjusted operating ratio and reconciliation of adjusted operating ratio to operating ratio, see "Non-GAAP Financial Measures."

Daseke, Inc. and Subsidiaries

Supplemental Information: Flatbed Solutions

(Unaudited)

Six Months Ended June 30,

	2017		2016		Increase (Decrease)
	$	%	$	%	$	%
REVENUE (1) :
Freight	$ 132,863	79.0	$ 130,574	82.5	$ 2,289	1.8
Brokerage	18,593	11.1	15,072	9.5	3,521	23.4
Logistics	-	*	-	*	-	*
Fuel surcharge	16,746	10.0	12,548	7.9	4,198	33.5
Total revenue	168,202	100.0	158,194	100.0	10,008	6.3

OPERATING EXPENSES (1) :
Total operating expenses	158,001	93.9	147,947	93.5	10,054	6.8
Operating ratio	93.9%		93.5%
Adjusted operating ratio (2):	92.8%		91.4%
INCOME FROM OPERATIONS	$ 10,201	6.1	$ 10,247	6.5	$ (46)	(0.4)

OPERATING STATISTICS:
Total miles	75,672,073		76,347,764		(675,691)	(0.9)
Company-operated tractors	1,165		1,178		(13)	(1.1)
Owner-operated tractors	447		443		4	0.9
Number of trailers	2,933		2,895		38	1.3

* Indicates not meaningful
(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Adjusted operating ratio is not a recognized measure under GAAP. For a definition of adjusted operating ratio and reconciliation of adjusted operating ratio to operating ratio, see “Non-GAAP Financial Measures.”

Daseke, Inc. and Subsidiaries
Supplemental Information: Specialized Solutions
(Unaudited)

	Three Months Ended June 30,
	2017		2016		Increase (Decrease)
(Dollars in thousands)	$	%	$	%	$	%
REVENUE (1) :
Freight	$ 82,143	73.4	$ 70,021	78.2	$ 12,122	17.3
Brokerage	19,198	17.1	14,525	16.2	4,673	32.2
Logistics	2,708	2.4	-	*	2,708	*
Fuel surcharge	7,936	7.1	4,997	5.6	2,939	58.8
Total revenue	111,985	100.0	89,543	100.0	22,442	25.1

OPERATING EXPENSES (1) :
Total operating expenses	107,396	95.9	84,475	94.3	22,921	27.1
Operating ratio	95.9%		94.3%
Adjusted operating ratio (2):	93.8%		92.2%
INCOME FROM OPERATIONS	$ 4,589	4.1	$ 5,068	5.7	$ (479)	(9.5)

OPERATING STATISTICS:
Total miles	31,379,689		25,400,230		5,979,459	23.5
Company-operated tractors	1,414		1,090		324	29.7
Owner-operated tractors	259		239		20	8.4
Number of trailers	4,100		3,307		793	24.0

* Indicates not meaningful
(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company's consolidated results.
(2) Adjusted operating ratio is not a recognized measure under GAAP. For a definition of adjusted operating ratio and reconciliation of adjusted operating ratio to operating ratio, see "Non-GAAP Financial Measures."

Daseke, Inc. and Subsidiaries
Supplemental Information: Specialized Solutions
(Unaudited)

	Six Months Ended June 30,
	2017		2016		Increase (Decrease)
	$	%	$	%	$	%
REVENUE (1) :
Freight	$ 145,118	75.3	$ 134,274	78.5	$ 10,844	8.1
Brokerage	30,968	16.1	27,407	16.0	3,561	13.0
Logistics	2,708	1.4	-	*	2,708	*
Fuel surcharge	13,864	7.2	9,436	5.5	4,428	46.9
Total revenue	192,658	100.0	171,117	100.0	21,541	12.6

OPERATING EXPENSES (1) :
Total operating expenses	187,062	97.1	162,167	94.8	24,895	15.4
Operating ratio	97.1%		94.8%
Adjusted operating ratio (2):	95.1%		93.2%
INCOME FROM OPERATIONS	$ 5,596	2.9	$ 8,950	5.2	$ (3,354)	(37.5)

OPERATING STATISTICS:
Total miles	56,019,551		50,006,661		6,012,890	12.0
Company-operated tractors	1,254		1,082		172	15.9
Owner-operated tractors	237		243		(6)	(2.5)
Number of trailers	3,744		3,300		444	13.5

* Indicates not meaningful
(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Adjusted operating ratio is not a recognized measure under GAAP. For a definition of adjusted operating ratio and reconciliation of adjusted operating ratio to operating ratio, see “Non-GAAP Financial Measures.”

Daseke, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Three Months Ended	Six Months Ended
	June 30,		March 31	June 30,
	2017	2016	2017	2017	2016
Net income (loss)	$ (4,107)	$ 1,011	$ (7,746)	$ (11,852)	$ (229)
Depreciation and amortization	17,638	16,644	16,315	33,953	33,517
Interest income	(50)	(16)		(54)	(36)
Interest expense	6,544	5,446	9,775	16,323	10,797
Income tax provision (benefit)	2,184	974	(2,770)	(586)	(75)
Acquisition-related transaction expenses	1,037	62	445	1,483	273
Stock based compensation	538	-		538	-
Merger transaction expenses			1,553
Withdrawn initial public offering-related expenses	-	243	-	-	2,791
Net losses on sales of defective revenue equipment out of the normal replacement cycle	-	648	-	-	696
Impairment on sales of defective revenue equipment out of the normal replacement cycle	-	190	-	-	190
Expenses related to the Business Combination and related transactions	481	-	-	2,034	-
Tractor operating lease charges	4,004	3,122	3,812	7,816	5,645
Adjusted EBITDAR	$ 28,269	$ 28,324	$ 21,384	$ 49,655	$ 53,569
Less tractor operating lease charges	(4,004)	(3,122)	(3,812)	(7,816)	(5,645)
Adjusted EBITDA	$ 24,265	$ 25,202	$ 17,572	$ 41,839	$ 47,924
Net capital expenditures	(8,954)	(14,791)	(39)	(8,993)	(20,687)
Free cash flow	$ 15,311	$ 10,411	$ 17,533	$ 32,846	$ 27,237

Daseke, Inc. and Subsidiaries
Reconciliation of Operating Ratio to Adjusted Operating Ratio by Segment: Flatbed
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2017	2016	2017	2016
Total revenue(1)	$86,898	$82,105	$168,202	$158,194
Fuel surcharge	8,514	6,902	16,746	12,548
Operating revenue, net of fuel surcharge	$78,384	$75,203	$151,456	$145,646

Total operating expenses	$80,576	$76,748	$158,001	$147,947
Fuel surcharge	8,514	6,902	16,746	12,548
Net impact of step-up in basis of acquired assets	290	1,418	661	2,239
Adjusted operating expenses	$71,772	$68,428	$140,594	$133,160

Operating ratio	92.70%	93.50%	93.90%	93.50%
Adjusted operating ratio	91.60%	91.00%	92.80%	91.40%

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.

Daseke, Inc. and Subsidiaries
Reconciliation of Operating Ratio to Adjusted Operating Ratio by Segment: Specialized
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2017	2016	2017	2016
Total revenue(1)	$111,985	$89,543	$192,658	$171,117
Fuel surcharge	7,936	4,997	13,864	9,436
Operating revenue, net of fuel surcharge	$104,049	$84,546	$178,794	$161,681

Total operating expenses	$107,396	$84,475	$187,062	$162,167
Fuel surcharge	7,936	4,997	13,864	9,436
Net impact of step-up in basis of acquired assets	1,824	1,561	3,158	2,036
Adjusted operating expenses	$97,636	$77,917	$170,040	$150,695

Operating ratio	95.90%	94.30%	97.10%	94.80%
Adjusted operating ratio	93.80%	92.20%	95.10%	93.20%

 (1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.

Investor Relations Contact:
Geralyn DeBusk, 972-458-8000
Daseke@HalliburtonIR.com

Source: Daseke, Inc.